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                                                                    EXHIBIT 99.3

                                 CALAIR L.L.C.
                           CALAIR CAPITAL CORPORATION
                           CONTINENTAL AIRLINES, INC.

                        LETTER TO REGISTERED HOLDERS AND
                     DEPOSITORY TRUST COMPANY PARTICIPANTS


                                      FOR


                           TENDER OF ALL OUTSTANDING


                          8 1/8% SENIOR NOTES DUE 2008


                                IN EXCHANGE FOR


                          8 1/8% SENIOR NOTES DUE 2008


           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

          ON OCTOBER 6, 1998. UNLESS EXTENDED (THE "EXPIRATION DATE").


           OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE
                   BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository Trust Company Participants:


     We are enclosing herewith the material listed below relating to the offer by Calair L.L.C. ("Calair"), a Delaware limited liability company and an indirect subsidiary of Continental Airlines, Inc. ("Continental" or the "Company"), a Delaware corporation, Calair Capital Corporation ("Calair Capital" and, together with Calair, the "Issuers"), a Delaware corporation and a wholly owned subsidiary of Calair, and Continental to exchange the Issuers' 8 1/8% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Issuers' issued and outstanding 8 1/8% Senior Notes due 2008 (the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus, dated September 1, 1998, and the related Letter of Transmittal (which together constitute the "Exchange Offer").


     Enclosed herewith are copies of the following documents:


          1. Prospectus dated September 1, 1998;


          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3. Notice of Guaranteed Delivery;

          4. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee; and

          5. Letter which may be sent from your clients to you with such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended. The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.


     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuers and the Company that (i) any Exchange Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or

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not the holder, (ii) the holder is not engaged in, does not intend to engage in, and has no arrangement with any person to participate in, a distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or the Issuers or a broker-dealer tendering Old Notes acquired directly from the Company or the Issuers. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.


     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.


     The Issuers and the Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Issuers and the Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to them, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.


     Additional copies of the enclosed material may be obtained from the undersigned.

                                            Very truly yours,

                                            CALAIR L.L.C.
                                            CALAIR CAPITAL CORPORATION
                                            CONTINENTAL AIRLINES, INC.

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